EXHIBIT 99.1

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 10, 2017 (“Closing Date”), through a series of internal reorganization and merger transactions, Colony Capital, Inc. (“Colony”), NorthStar Asset Management Group Inc. (“NSAM”) and NorthStar Realty Finance Corp. (“NRF”) combined in an all-stock merger transaction (the "Mergers") to form Colony NorthStar, Inc. ("Colony NorthStar" or the “Company”), the publicly-traded company of the combined organization. On the Closing Date, NSAM redomesticated to Maryland and elected to be treated as a real estate investment trust (“REIT”), followed by the merger of NRF and Colony with and into the redomesticated NSAM, which was renamed Colony NorthStar.
On March 9, 2017, the Company completed the previously announced sale of its manufactured housing portfolio (the “MH Portfolio”).
The following unaudited pro forma condensed consolidated financial statements and notes thereto are based on the audited historical financial condition and results of operations of Colony, NSAM and NRF, and give effect to: (i) completion of the Mergers; (ii) cancellation of the NRF management agreement; and (iii) completion of the disposition of the MH Portfolio and other sales initiatives by NRF (collectively, “NRF Sales Initiatives”).
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of the companies had the Mergers and related transactions and NRF Sales Initiatives, including the disposition of the MH Portfolio, been completed as of the beginning of the earliest period presented, nor indicative of future results of operations or future financial position of the combined company. The unaudited pro forma condensed consolidated financial statements do not reflect the costs of any integration activities or full benefits that may result from realization of future cost savings from operating efficiencies, revenue or other incremental synergies expected to result from the Mergers.
The unaudited pro forma condensed consolidated financial statements should be read in connection with the historical consolidated financial statements and notes thereto of NSAM, included as Item 8 in Colony NorthStar’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), and of Colony and NRF, included as Exhibits 99.11 and 99.12, respectively, in the Form 10-K. The unaudited pro forma condensed consolidated financial statements reflect a preliminary purchase price allocation and management’s best estimates based on available information and may be revised as additional information becomes available and as additional analyses are performed upon finalization of acquisition accounting no later than one year following the Closing Date of the Mergers.

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2016
(In thousands)

	Historical (Note 2)			Pro Forma Adjustments (Note 4)				Colony NorthStar Pro Forma Consolidated
	Colony	NSAM	NRF	NRF Sales Initiatives(A)	Merger Adjustments(B)		Fair Value Adjustment(C)
Assets
Cash and cash equivalents	$376,005	$131,666	$1,104,950	$1,019,023	$(921,111)	(1)	$—	$1,710,533
Restricted cash	121,881	22,477	166,394	(1,280)	—		—	309,472
Operating real estate, net	3,243,631	—	7,397,231	—	—		1,754,233	12,395,095
Real estate debt investments, net	3,432,992	—	296,544	—	—		3,728	3,733,264
Real estate debt investments, held for sale	29,353	—	34,000	—	—		—	63,353
Investments in private equity funds, at fair value	1,657	—	416,919	—	—		—	418,576
Investments in unconsolidated ventures	1,051,338	55,836	167,778	—	—		67,191	1,342,143
Real estate securities, available for sale	23,446	—	445,363	—	—		—	468,809
Securities, at fair value	—	44,210	—	—	(41,113)	(2)	(32)	3,065
Due from affiliates	9,971	53,307	1,058	—	(874)	(3)	(18,721)	44,741
Goodwill	680,127	243,328	43,432	—	—		1,124,055	2,090,942
Intangible assets, net	278,741	201,631	289,568	—	(1,930,000)	(4)	2,682,973	1,522,913
Assets of properties held for sale	261,238	—	1,668,305	(2,046,424)	—		412,119	295,238
Other assets	250,612	98,172	185,347	(1,207)	(7,437)	(5)	(25,038)	500,449
Total assets	$9,760,992	$850,627	$12,216,889	$(1,029,888)	$(2,900,535)		$6,000,508	$24,898,593
Liabilities
Mortgage and other notes payable	$2,026,585	$—	$6,290,200	$(29,292)	$—		$(71,723)	$8,215,770
Credit facilities and term borrowings	492,953	468,425	421,584	—	(890,009)	(6)	—	492,953
Convertible senior notes	592,826	—	27,410	—	—		4,632	624,868
Securitization bonds payable	494,496	—	256,544	—	—		—	751,040
Junior subordinated notes, at fair value	—	—	194,980	—	—		—	194,980
Accounts payable and other liabilities	280,419	122,012	166,054	17,920	62,684	(7)	298,636	947,725
Due to affiliates—contingent consideration	41,250	—	—	—	—		—	41,250
Due to related parties	—	—	874	—	(874)	(3)	—	—
Intangible liabilities, net	21,062	—	110,661	—	(1,930,000)	(4)	1,939,219	140,942
Dividends payable	65,972	—	—	—	—		228,000	293,972
Liabilities of properties held for sale	123,054	—	1,291,275	(1,280,896)	—		3,941	137,374
Derivative liabilities, at fair value	5,448	—	123,472	—	—		23,933	152,853
Total liabilities	4,144,065	590,437	8,883,054	(1,292,268)	(2,758,199)		2,426,638	11,993,727
Commitments and contingencies
Redeemable noncontrolling interests	—	74,525	—	—	—		4,318	78,843
Equity
Performance common stock	—	52	—	—	(52)	(8)	—	—
Preferred stock	606,950	—	939,118	—	—		58,343	1,604,411
Common stock	1,140	1,884	1,806	—	794	(9)	—	5,624
Additional paid-in capital	2,443,882	250,997	5,120,061	(12,257)	(3,156,990)	(10)	3,433,557	8,079,250
Accumulated other comprehensive (loss) income	(32,109)	(280)	(77,523)	—	77,803	(10)	—	(32,109)
Retained earnings (accumulated deficit)	(246,064)	(68,541)	(2,901,966)	(19,141)	2,888,217	(11)	—	(347,495)
Total stockholders’ equity	2,773,799	184,112	3,081,496	(31,398)	(190,228)		3,491,900	9,309,681
Noncontrolling interests—investments	2,453,938	—	220,754	293,778	—		77,652	3,046,122
Noncontrolling interests—operating partnership	389,190	1,553	31,585	—	47,892	(10)	—	470,220
Total equity	5,616,927	185,665	3,333,835	262,380	(142,336)		3,569,552	12,826,023
Total liabilities, redeemable noncontrolling interests and equity	$9,760,992	$850,627	$12,216,889	$(1,029,888)	$(2,900,535)		$6,000,508	$24,898,593

Refer to accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2016
(In thousands, except per share data)

	Historical (Note 2)			Pro Forma Adjustments (Note 5)					Colony NorthStar Pro Forma Consolidated
	Colony	NSAM	NRF	NRF Sales Initiatives(D)	Merger Adjustments(E)		Fair Value Adjustment(F)
Revenues
Rental and tenant reimbursement income	$342,061	$—	$678,909	$(328,360)	$—		$27,361	(7)	$719,971
Hotel operating income	29,021	—	826,147	—	—		—		855,168
Resident fee income	—	—	293,006	—	—		—		293,006
Interest income	385,851	—	144,208	(15,109)	2,279	(4)	—		517,229
Fee income	67,731	366,615	—	—	(186,765)	(1)	—		247,581
Selling commission and dealer manager fees, related parties	—	22,803	—	—	—		—		22,803
Other income	14,193	9,124	19,727	(7,655)	27,519	(1)	—		62,908
Total revenues	838,857	398,542	1,961,997	(351,124)	(156,967)		27,361		2,718,666
Expenses
Management fee	—	—	186,765	—	(186,765)	(1)	—		—
Interest expense	170,083	25,914	474,884	(96,337)	(53,157)	(2)	(4,049)	(8)	517,338
Property operating expenses	118,461	—	935,702	(116,267)	—		2,007	(9)	939,903
Commission expense	—	21,654	—	—	—		—		21,654
Other expense—investment and servicing expenses	23,666	7,774	24,444	(1,543)	—		—		54,341
Transaction costs	40,605	47,440	21,475	(205)	(73,291)	(1)	—		36,024
Impairment losses	11,717	—	79,869	—	—		—		91,586
Provision for loan losses	35,005	—	10,594	(3,128)	—		—		42,471
General and administrative expenses
Compensation expense	111,838	159,820	32,508	—	55,759	(1)	—		359,925
Other general and administrative expenses	51,699	41,404	18,539	—	5,583	(1)	—		117,225
Total general and administrative expenses	163,537	201,224	51,047	—	61,342		—		477,150
Depreciation and amortization	171,682	10,020	337,935	(33,739)	—		59,253	(10)	545,151
Total expenses	734,756	314,026	2,122,715	(251,219)	(251,871)		57,211		2,725,618
Other income (loss)
Unrealized gain (loss) on investments and other	—	(4,492)	(183,570)	—	5,102	(3)	—		(182,960)
Realized gain (loss) on investments and other	73,616	(16,226)	10,689	(47,977)	—		—		20,102
Other gain (loss), net	18,416	—	—	—	—		—		18,416
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	196,133	63,798	(333,599)	(147,882)	100,006		(29,850)		(151,394)
Equity in (loss) income of unconsolidated ventures	99,375	(5,782)	124,718	(10,799)	(4,487)	(4)	—		203,025
Income tax benefit (expense)	(4,782)	(11,022)	(13,835)	2,971	927	(5)	—		(25,741)
Income (loss) from continuing operations	290,726	46,994	(222,716)	(155,710)	96,446		(29,850)		25,890
Income (loss) from continuing operations attributable to:
Redeemable noncontrolling interests	—	4,271	—	—	—		—		4,271
Noncontrolling interests—investments	163,084	—	(4,522)	(17,924)	—		7,287	(11)	147,925
Noncontrolling interests—operating partnership	12,324	442	(2,904)	—	(24,756)	(6)	—		(14,894)
Preferred stock dividends	48,159	—	84,238	—	—		—		132,397
Net income (loss) from continuing operations attributable to common stockholders	$67,159	$42,281	$(299,528)	$(137,786)	$121,202		$(37,137)		$(243,809)

Earnings (loss) per share (Note 6):
Basic	$0.58	$0.21	$(1.66)						$(0.46)
Diluted	$0.58	$0.21	$(1.66)						$(0.46)
Weighted average number of shares (Note 6):
Basic	112,235	183,327	180,590						549,458
Diluted	112,235	185,112	182,449						549,458

Refer to accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY NORTHSTAR, INC.
NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of the Mergers and NRF Sales Initiatives
Mergers
As of the Closing Date of the Mergers, the former stockholders of Colony, NSAM and NRF own, or have the right to own, approximately 33.25%, 32.85% and 33.90%, respectively, of Colony NorthStar, on a fully diluted basis, excluding the effect of certain equity-based awards issued in 2017 in connection with the Mergers.
Pursuant to terms and conditions of the merger agreement (as amended, the “merger agreement”), NSAM common stock was first converted into Colony NorthStar common stock through NSAM’s merger with and into Colony NorthStar, followed by the acquisition of 100% of the common stock and preferred stock of Colony and NRF through the conversion of all such outstanding shares, based on pre-determined exchange ratios, into shares of Colony NorthStar.
Specifically, each share of NSAM common stock issued and outstanding immediately prior to the effective time of the Mergers was canceled and converted into one share of Colony NorthStar class A common stock. Each share of NSAM performance stock became vested and converted into one share of Colony NorthStar class A common stock or forfeited. Each share of common stock of Colony and NRF issued and outstanding immediately prior to the effective time of the Mergers was canceled and converted into common stock of Colony NorthStar based on the exchange ratios of 1.4663 shares of Colony NorthStar class A and class B common stock for each share of Colony’s class A and class B common stock, respectively, and 1.0996 shares of Colony NorthStar Class A common stock for each share of NRF common stock. Each share of each series of the preferred stock of Colony and of NRF issued and outstanding immediately prior to the effective time of the Mergers was canceled and converted into one share of a corresponding series of Colony NorthStar preferred stock with substantially identical preferences, conversion and other rights, voting powers, restrictions, limitations as to dividend, qualification and terms and conditions of redemption. Concurrently, Colony’s operating subsidiary, Colony Capital Operating Company, LLC (“operating partnership,” “OP” or “Colony NorthStar OP”), which survives the Merger and will continue as Colony NorthStar’s operating partnership, issued additional partnership units to equal the number of OP units outstanding on the day prior to the closing of the Mergers multiplied by the exchange ratio of 1.4663.
NRF Sales Initiatives
In connection with its strategic initiatives, NRF has executed a series of sales initiatives (the "NRF Sales Initiatives") which included: (i) sales of certain real estate assets; (ii) sales of certain limited partnership interests in real estate private equity funds; and (iii) sales and/or accelerated repayments of certain commercial real estate (“CRE”), debt and securities investments. Under the merger agreement, NRF was required to use reasonable best efforts to continue certain agreed upon sales initiatives.
On March 9, 2017, the Company completed the sale of its MH Portfolio consisting of approximately 33,010 pads in 135 communities located in 13 states, which was contemplated as one of the NRF Sales Initiatives. The purchase price received for the MH Portfolio was approximately $2.0 billion, which resulted in the Company receiving approximately $664.0 million in net proceeds, as adjusted for prorations and other reimbursements, for its interest in the MH Portfolio.
Note 2. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements relating to the Mergers are prepared as of and for the year ended December 31, 2016, in accordance with Article 11 of Regulation S-X and, in the opinion of management, reflect all necessary adjustments. Accordingly, the audited historical financial information of Colony, NSAM and NRF has been adjusted to give pro forma effect to all significant events that are: (i) directly attributable to the Mergers and related transactions and NRF Sales Initiatives, including disposition of the MH Portfolio; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the results of the combined company.
The unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 is presented as if the Mergers and related transactions and NRF Sales Initiatives had been effective on December 31, 2016. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 is presented as if the Mergers and related transactions and NRF Sales Initiatives had been effective on January 1, 2016, the beginning of the earliest period presented.

Certain amounts in the audited historical consolidated financial statements of Colony, NSAM and NRF have been reclassified to conform to the presentation of the combined company in the unaudited pro forma condensed consolidated financial statements.
Significant transactions between NSAM, NRF and Colony as of and for the year ended December 31, 2016 have been eliminated in the unaudited pro forma condensed consolidated financial statements as if these companies were consolidated affiliates during the year.
The Mergers are accounted for under the acquisition method for business combinations as a reverse acquisition pursuant to Accounting Standards Codification Topic 805, Business Combinations. In the Mergers, NSAM is the legal acquirer while Colony is considered to be the accounting acquirer for financial reporting purposes. The consideration transferred established a new accounting basis for the assets acquired, liabilities assumed and noncontrolling interests of NSAM and NRF, measured at their respective fair values on the Closing Date. Accordingly, the unaudited pro forma condensed consolidated financial statements include adjustments to record the assets, liabilities and noncontrolling interests of NSAM and NRF at their estimated fair values. The excess of consideration transferred over fair value of net assets acquired represents goodwill. Adjustments to fair value and preliminary allocation of merger consideration may change the amount of goodwill and may impact depreciation, amortization and accretion based on revised fair value of assets acquired and liabilities assumed. The fair values and allocation of merger consideration will be finalized as soon as practicable within the measurement period of no later than one year following the Closing Date of the Mergers. The final acquisition accounting may vary significantly from that reflected in the unaudited pro forma condensed consolidated financial statements.
Note 3. Merger Consideration
As the Mergers are accounted for as a reverse acquisition, the fair value of the consideration transferred is measured based upon: (i) the number of shares of common stock that Colony, as the accounting acquirer, would theoretically have issued to the stockholders of NSAM and NRF to achieve the same ratio of ownership in Colony NorthStar upon completion of the Mergers; and (ii) applying the Colony class A common stock price on the Closing Date.
As a result, the implied shares of Colony common stock issued in consideration was computed based on the number of outstanding shares of NSAM and NRF common stock prior to the Mergers divided by the exchange ratios of 1.4663 and 1.3335, respectively.
Substantially all outstanding NSAM and NRF equity awards vested upon consummation of the Mergers. As Colony NorthStar issued its common stock upon consummation of the Mergers and settlement of these equity awards relate to pre-combination services, these equity awards are included in the outstanding shares of NSAM and NRF common stock used to determine the merger consideration.
Any NSAM and NRF equity awards that did not vest by their terms upon consummation of the Mergers were assumed by Colony NorthStar through conversion into comparable Colony NorthStar equity awards with substantially the same terms. The portion of the replacement awards attributable to pre-combination services forms part of merger consideration while the portion that requires post-combination services will be recognized as compensation expense prospectively by Colony NorthStar.
The merger consideration is calculated as follows (in thousands, except exchange ratios and per share amounts):

	NSAM	NRF	Total
Outstanding shares of common stock prior to the Mergers	190,739	183,146
Replacement equity awards attributable to pre-combination services(i)	300	150
	191,039	183,296
Exchange ratio(ii)	1.4663	1.3335
Implied shares of Colony common stock issued in consideration	130,286	137,455	267,741
Price per share of Colony common stock(iii)	$21.52	$21.52	$21.52
Fair value of implied shares of Colony common stock issued in consideration	$2,803,755	$2,958,032	$5,761,787
Fair value of Colony NorthStar preferred stock issued(iv)	—	997,461	997,461
Fair value of NRF common stock owned by NSAM(v)	(41,113)	—	(41,113)
Total merger consideration	$2,762,642	$3,955,493	$6,718,135

_________________________

(i)	Represents the portion of non-employee restricted stock unit (“RSU”) awards that do not vest upon consummation of the Mergers and pertain to services rendered prior to the Mergers.

(ii)
Represents (a) the exchange ratio of one Colony share for 1.4663 Colony NorthStar shares; and (b) the derived exchange ratio of one Colony share for 1.3335 NRF shares based on the exchange ratio of one NRF share for 1.0996 Colony NorthStar shares.

(iii)	The pro forma merger consideration was determined based on the closing price of Colony common stock of $21.52 on January 10, 2017.

(iv)
Fair value of Colony NorthStar preferred stock issued is estimated based on the shares of NRF preferred stock outstanding as of January 10, 2017 multiplied by the closing price (clean price) of the respective series of NRF preferred stock as of January 10, 2017, as follows (in thousands, except per share):

	Number of Shares Outstanding	Price Per Share	Fair Value
NRF Preferred Stock
Series A 8.75%	2,467	$25.28	$62,366
Series B 8.25%	13,999	24.83	347,595
Series C 8.875%	5,000	25.46	127,300
Series D 8.50%	8,000	25.50	204,000
Series E 8.75%	10,000	25.62	256,200
Fair value of Colony NorthStar preferred stock to be issued			$997,461

(v)
Represents the fair value of 2.7 million shares of NRF common stock that were owned by NSAM prior to the Mergers and canceled upon consummation of the Mergers. Refer to Note 4.B, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Merger Adjustments, footnote 2.

The following table presents a summary of the preliminary purchase price allocation of the merger consideration to the assets acquired, liabilities assumed and noncontrolling interests of NSAM and NRF based on their respective fair value as of the Closing Date, after adjusting for NRF Sales Initiatives. The consideration transferred is in excess of the estimated fair value of assets and liabilities for both NSAM and NRF, resulting in goodwill that is recognized as a fair value adjustment in the unaudited pro forma condensed consolidated balance sheet (in thousands):

	NSAM	NRF	Total
Merger consideration(i)	$2,762,642	$3,955,493	$6,718,135
Preliminary allocation of merger consideration:
Assets acquired	3,011,213	13,574,995	16,586,208
Liabilities assumed	(1,040,836)	(9,567,025)	(10,607,861)
Redeemable noncontrolling interests	(78,843)	—	(78,843)
Noncontrolling interests—investments	—	(592,184)	(592,184)
Fair value of net assets acquired(ii)	1,891,534	3,415,786	5,307,320
Preliminary goodwill	$871,108	$539,707	$1,410,815
__________________________

(i)	Refer to the table above, Total merger consideration.

(ii)	Refer to fair value of net assets acquired in Note 4.C, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Fair Value Adjustments.
A final determination of the fair value and allocation of the merger consideration is in process as of the date of this Current Report on Form 8-K. The estimated fair value and preliminary allocation of the merger consideration may be subject to adjustments during the measurement period, not to exceed one year from the Closing Date, based upon new information obtained about facts and circumstances that existed as of the Closing Date.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
A. NRF Sales Initiatives
The following table presents a summary of the pro forma adjustments to the unaudited condensed consolidated balance sheet as of December 31, 2016 related to NRF Sales Initiatives. Such adjustments eliminate the assets and liabilities related to those assets sold or held for sale (in thousands):

	Manufactured Housing(1)	Medical Office Building(2)	Net Lease(3)	Healthcare Joint Venture(4)	Total NRF Sales Initiatives
Assets
Cash and cash equivalents(5)	$663,351	$3,072	$12,600	$340,000	$1,019,023
Restricted cash	—	—	(1,280)	—	(1,280)
Assets of properties held for sale(6)	(2,001,025)	(14,699)	(30,700)	—	(2,046,424)
Other assets	(828)	(320)	(59)	—	(1,207)
Total assets	$(1,338,502)	$(11,947)	$(19,439)	$340,000	$(1,029,888)
Liabilities
Mortgage and other notes payable	$—	$(11,135)	$(18,157)	$—	$(29,292)
Accounts payable and other liabilities	(1,501)	(248)	(331)	20,000	17,920
Liabilities of properties held for sale(6)	(1,280,829)	(67)	—	—	(1,280,896)
Total liabilities	(1,282,330)	(11,450)	(18,488)	20,000	(1,292,268)
Equity
Stockholders’ equity	(18,204)	14	(951)	(12,257)	(31,398)
Noncontrolling interests—investments	(37,968)	(511)	—	332,257	293,778
Total equity	(56,172)	(497)	(951)	320,000	262,380
Total liabilities and equity	$(1,338,502)	$(11,947)	$(19,439)	$340,000	$(1,029,888)
__________________________________

(1)
On March 9, 2017, the Company completed the sale of the MH Portfolio for $2.0 billion, with $1.3 billion of related mortgage financing (recorded in liabilities of properties held for sale) assumed by the buyer as part of the transaction.

(2)	Represents a medical office building held for sale at December 31, 2016, which was subsequently sold in January 2017.

(3)	Represents a net lease property held for sale at December 31, 2016.

(4)
In November 2016, NRF entered into an agreement to sell a noncontrolling interest in its healthcare portfolio for $350 million (including $20 million of pre-funded capital items). The sale was completed in January 2017. The amount in stockholders’ equity is the difference between the fair value of the noncontrolling interest and the sales price of $350 million less transaction costs.

(5)	Proceeds from such sales are net of cash and cash equivalent balances as of December 31, 2016, as applicable.

(6)	The following table presents the major classes of long-lived assets and liabilities classified as held for sale as of December 31, 2016 (in thousands):

	Assets				Liabilities
Description	Operating Real Estate(i)	Intangible Assets(ii)	Other Assets(iii)	Total	Mortgage and Other Notes Payable	Intangible Liabilities	Other Liabilities(iv)	Total
MH Portfolio	$1,845,929	$23,983	$131,113	$2,001,025	$1,255,991	$—	$24,838	$1,280,829
Other	44,472	927	—	45,399	—	67	—	67
Total	$1,890,401	$24,910	$131,113	$2,046,424	$1,255,991	$67	$24,838	$1,280,896
___________________________________________
(i)Operating real estate comprises the following (in thousands):

Operating real estate - held-for-sale	MH Portfolio	Other	Total
Land and improvements	$1,855,677	$17,169	$1,872,846
Buildings and improvements	143,070	31,990	175,060
Furniture, fixtures and equipment	7,940	—	7,940
Subtotal	2,006,687	49,159	2,055,846
Less: accumulated depreciation	(160,758)	(4,687)	(165,445)
Total	$1,845,929	$44,472	$1,890,401

(ii)Represents the carrying value of in-place and above-market leases, net of accumulated amortization.
(iii)Includes cash and cash equivalents, restricted cash, accounts, notes and other receivables.
(iv)Includes accrued interest and taxes and accounts payable.

B.	Merger Adjustments

(1)	The following table presents a summary of merger-related adjustments in connection with the pay down of NSAM and NRF corporate borrowings (in thousands):

Adjustments to cash and cash equivalents related to the pay down of the corporate borrowings:	NSAM	NRF	Total
Principal pay down of corporate borrowings (refer to footnote 6)	$(496,250)	$(425,000)	$(921,250)
Prepaid interest (refer to footnote 5)	—	4,274	4,274
Interest payable (refer to footnote 7)	(4,135)	—	(4,135)
Total	$(500,385)	$(420,726)	$(921,111)

(2)	Represents elimination of the carrying value of NSAM’s ownership of 2.7 million shares of NRF common stock. Refer to footnotes 9 and 10.

(3)	Represents elimination of receivables and payables between NSAM and NRF, respectively.

(4)
Represents elimination of the fair value of the management contract value between NSAM and NRF, which ceased to exist upon completion of the Mergers. Refer to Note 4.C, Fair Value Adjustments, footnote 4, for further information.

(5)	The following table presents a summary of merger-related adjustments related to other assets (in thousands):

Adjustments related to other assets:	Colony	NSAM	NRF	Total
Deferred financing costs(i)	$—	$—	$(515)	$(515)
Prepaid interest(ii)	—	—	(4,274)	(4,274)
Accounts receivable from NSAM / NRF(iii)	(2,648)	—	—	(2,648)
Total	$(2,648)	$—	$(4,789)	$(7,437)
___________________________________________

(i)	Represents an adjustment to eliminate deferred financing costs related to NRF’s corporate revolving credit facility, which was paid off and terminated in connection with the Mergers.

(ii)	Represents an adjustment to eliminate prepaid interest related to NRF’s term borrowing, which was paid off and terminated in connection with the Mergers (refer to footnote 1).

(iii)	Represents an adjustment to eliminate receivables from NSAM and NRF related to integration expenses paid by Colony (refer to footnote 7).

(6)	The following table presents a summary of merger-related adjustments related to credit facilities and term borrowings (in thousands):

Adjustments related to credit facilities and term borrowings:	NSAM	NRF	Total
Principal pay down of corporate borrowings (refer to footnote 1)(i)	$(496,250)	$(425,000)	$(921,250)
Elimination of deferred financing costs	27,825	3,416	31,241
Total	$(468,425)	$(421,584)	$(890,009)
___________________________________________

(i)	Proceeds from NRF Sales Initiatives were used to pay down the NSAM and NRF corporate borrowings.

(7)	The following table presents a summary of merger-related adjustments related to accounts payable and other liabilities (in thousands):

Adjustments related to accounts payable and other liabilities:	Colony	NSAM	NRF	Total
Merger-related transaction and other costs(i)	$30,600	$32,417	$32,210	$95,227
NSAM executive compensation accrual(ii)	—	(23,621)	(2,139)	(25,760)
Interest payable related to NSAM’s corporate borrowing(iii)	—	(4,135)	—	(4,135)
Accounts payable due to Colony(iv)	—	(1,324)	(1,324)	(2,648)
Total	$30,600	$3,337	$28,747	$62,684
___________________________________________

(i)
Represents non-recurring transaction and other costs incurred in connection with the Mergers, consisting primarily of advisory, legal, accounting, tax and other professional services, which are factually supportable as such amounts are based on invoices for costs incurred to date and estimates from third-parties for additional costs expected to be incurred until the closing of the Mergers. Such costs are reflected as a reduction to retained earnings and not included in the unaudited pro forma condensed consolidated statement of operations (refer to footnote 11).

(ii)	Represents an adjustment to eliminate compensation payable related to arrangements entered into with the NSAM executive officers in connection with the Mergers (refer to footnote 11).

(iii)	Represents an adjustment to eliminate interest payable related to NSAM’s corporate borrowings (refer to footnote 1).

(iv)	Represents an adjustment to eliminate accounts payable due to Colony related to integration expenses paid by Colony (refer to footnote 5).

(8)	Reflects the reclassification of performance common stock to common stock upon accelerated vesting or forfeiture in connection with the Mergers.

(9)	The following table presents a summary of the merger-related adjustment to common stock par value (in thousands, except for exchange ratios and par value per share):

Adjustments to common stock at par:	Colony	NSAM	NRF	Pro Forma Colony NorthStar
Outstanding shares of common stock as of December 31, 2016(i)	114,035	188,430	180,620
Equity awards issued to Colony employees prior to Closing Date	957	—	—
Equity awards vested upon the Mergers and converted into Colony NorthStar common stock, net of shares withheld for tax(ii)	—	2,309	671
NRF long term incentive plan (“LTIP”) units converted to common stock(iii)	—	—	1,855
Outstanding shares of common stock as of January 10, 2017	114,992	190,739	183,146
Exchange ratio	1.4663	1.0000	1.0996
Shares of Colony NorthStar common stock—pro forma basis	168,613	190,739	201,387	560,739
Shares of NRF common stock owned by NSAM(iv)	NA	NA	(2,984)	(2,984)
	168,613	190,739	198,403	557,755
Restricted stock issued in connection with the Mergers (Note 6)				4,670
Shares of Colony NorthStar common stock—pro forma basis (as adjusted)(v)				562,425
Par value per share				$0.01
Common stock at par of Colony NorthStar—pro forma basis				$5,624
Common stock at par as of December 31, 2016				(4,830)
Pro forma adjustment to common stock at par				$794
___________________________________________

(i)	Includes restricted common stock issued as equity-based awards.

(ii)
Represents 9.1 million equity-based shares of NSAM that converted to Colony NorthStar class A common stock prior to and upon completion of the Mergers, net of 2.7 million shares forfeited by NSAM executives and 4.1 million shares retired upon vesting for NSAM executive and employee tax withholding. Represents 2.5 million equity-based shares of NRF common stock that converted to Colony NorthStar class A common stock prior to and upon completion of the Mergers, net of 0.6 million shares forfeited by NSAM executives and 1.2 million shares retired upon vesting for NSAM executive and employee tax withholding. Shares withheld for taxes include amounts related to restricted common stock included in outstanding common stock.

(iii)	In connection with the Mergers, NRF LP merged into NRF resulting in the conversion to NRF common stock of existing LTIP units in NRF LP.

(iv)	Represents the cancellation of 2.7 million shares of NRF common stock, after giving effect to the exchange ratio, that were owned by NSAM (refer to footnote 2).

(v)	Includes shares of both class A and class B pro forma Colony NorthStar common stock.

(10)	The following table presents a summary of the merger-related adjustments to additional paid-in capital as of December 31, 2016 (in thousands):

Adjustments to additional paid-in capital:	Colony	NSAM		NRF		Total
Adjustment to common stock par value (refer to footnote 9)	$—	$—		$—		$(794)
Elimination of performance common stock	—	52		—		52
Elimination of historical accumulated deficit	—	(68,541)		(2,901,966)		(2,970,507)
Elimination of historical accumulated other comprehensive loss	—	(280)		(77,523)		(77,803)
Adjustment to noncontrolling interests in operating partnership	—	(79,477)	(iv)	31,585	(i)	(47,892)
Elimination of carrying value of NRF common stock owned by NSAM	—	—		(41,113)	(ii)	(41,113)
Acceleration of equity-based awards vested upon the Mergers(iii)	208	—		—		208
Elimination of retained earnings from NRF Sale Initiatives	—	—		(19,141)		(19,141)
Total merger-related adjustments to additional paid-in capital						$(3,156,990)
___________________________________________

(i)	In connection with the Mergers, NRF LP merged into NRF (refer to footnote 9).

(ii)	Represents the carrying value of 2.7 million shares of NRF common stock owned by NSAM (refer to footnote 9).

(iii)
Represents the acceleration of equity-based compensation on outstanding Colony equity awards that vested in accordance with their terms upon consummation of the Mergers. NSAM and NRF equity awards that vested in connection with the Mergers are not included as adjustments as such events occur prior to the Mergers.

(iv)
Represents the reallocation of pro forma equity in Colony NorthStar OP between controlling and noncontrolling interests based upon OP units outstanding post-merger (in thousands, except for exchange ratio):

Pro forma noncontrolling interests in Colony NorthStar OP: (i)	Colony	NSAM	Total Colony NorthStar(ii)
Pro forma OP and LTIP units owned by noncontrolling interests	20,662	4,062
Exchange ratio	1.4663	1.0000
Noncontrolling interests’ ownership of Colony NorthStar OP and LTIP units—pro forma basis	30,296	4,062	34,358
Shares of Colony NorthStar common stock—pro forma basis			562,425
Total Colony NorthStar OP and LTIP units outstanding—pro forma basis			596,783
Noncontrolling interests’ share of Colony NorthStar OP—pro forma basis			5.8%
___________________________________________
(i)In connection with the Mergers, NRF LP merged into NRF (refer to footnote 9).

(ii)	Excludes 774,900 RSU awards to a non-employee that do not vest upon consummation of the Mergers, after giving effect to the NRF exchange ratio. Refer to Note 6.

(11)	The following table presents a summary of merger-related adjustments to retained earnings (accumulated deficit) as of December 31, 2016 (in thousands):

Adjustments to accumulated deficit:	Colony	NSAM	NRF	Total
Elimination of accumulated deficit	$—	$68,541	$2,901,966	$2,970,507
Merger-related transaction costs(i)	(30,600)	(32,417)	(32,210)	(95,227)
NSAM executive compensation accrual(ii)	—	23,621	2,139	25,760
Acceleration of equity-based awards vested upon the Mergers(iii)	(208)	—	—	(208)
Deferred financing costs associated with corporate credit facilities(iv)	—	(27,825)	(3,931)	(31,756)
Elimination of retained earnings from NRF Sale Initiatives	—	—	19,141	19,141
Total merger-related adjustments to retained earnings (accumulated deficit)				$2,888,217
___________________________________________

(i)	Represents non-recurring transaction costs directly attributable to the Mergers, which is reflected as a pro forma adjustment to accounts payable and other liabilities (refer to footnote 7).

(ii)	Represents an adjustment to eliminate compensation payable related to arrangements entered into with the NSAM executive officers in connection with the Mergers.

(iii)
Represents the acceleration of equity-based compensation on outstanding Colony equity awards that vested in accordance with their terms upon consummation of the Mergers. NSAM and NRF equity awards that vested in connection with the Mergers are not included as an adjustment as such event occurs prior to the Mergers. Refer to footnote 10.

(iv)
Represents an adjustment to eliminate deferred financing costs of $0.5 million related to NRF’s corporate revolving credit facility and $31.3 million related to NSAM and NRF’s respective term borrowings. The corporate borrowings of NSAM and NRF were paid off and terminated in connection with the Mergers. Refer to footnotes 5 and 6.

C.	Fair Value Adjustments
The fair value adjustments reflected in the unaudited pro forma condensed consolidated balance sheet represent the differences between fair value amounts based on a preliminary purchase price allocation of the assets acquired and liabilities assumed of NSAM and NRF and the corresponding historical balances of NSAM and NRF, as adjusted (in thousands):

	NSAM			NRF		Fair Value Adjustment
	Fair Value(1)	Adjusted Historical		Fair Value(1)(2)	Adjusted Historical(3)
Assets
Cash and cash equivalents	$131,666	$131,666		$2,123,973	$2,123,973	$—
Restricted cash	22,477	22,477		165,114	165,114	—
Operating real estate, net	—	—		9,151,464	7,397,231	1,754,233
Real estate debt investments, net	—	—		300,272	296,544	3,728
Real estate debt investments, held for sale	—	—		34,000	34,000	—
Investments in private equity funds	—	—		416,919	416,919	—
Investments in unconsolidated ventures	95,170	55,836		195,635	167,778	67,191	(5)
Real estate securities, available for sale	—	—		445,363	445,363	—
Securities, at fair value	3,065	3,097	(16)	—	—	(32)
Due from affiliates	34,586	53,307		1,058	1,058	(18,721)
Goodwill	871,108	243,328		539,707	43,432	1,124,055	(6)
Intangible assets, net	2,590,120	201,631		584,052	289,568	2,682,973	(4)
Assets of properties held for sale	—	—		34,000	(378,119)	412,119	(3)
Other assets	134,129	98,172		123,145	184,140	(25,038)	(7)(10)
Total assets	$3,882,321	$809,514		$14,114,702	$11,187,001	$6,000,508
Liabilities
Mortgage and other notes payable	$—	$—		$6,189,185	$6,260,908	$(71,723)	(8)
Credit facilities and term borrowings	468,425	468,425		421,584	421,584	—	(9)
Convertible senior notes	—	—		32,042	27,410	4,632	(8)
Securitization bonds payable	—	—		256,544	256,544	—
Junior subordinated notes	—	—		194,980	194,980	—
Accounts payable and other liabilities	344,411	122,012		260,211	183,974	298,636	(10)
Due to related parties	—	—		874	874	—
Intangible liabilities, net	—	—		2,049,880	110,661	1,939,219	(4)
Dividends payable	228,000	—		—	—	228,000	(11)
Liabilities of properties held for sale	—	—		14,320	10,379	3,941	(3)
Derivative liabilities, at fair value	—	—		147,405	123,472	23,933
Total liabilities	1,040,836	590,437		9,567,025	7,590,786	2,426,638
Commitments and contingencies
Redeemable noncontrolling interests	78,843	74,525		—	—	4,318	(14)
Equity
Performance common stock	52	52		—	—	—
Preferred stock	—	—		997,461	939,118	58,343	(12)
Common stock	1,884	1,884		1,806	1,806	—
Additional paid-in capital	2,827,974	209,884	(16)	3,021,305	2,205,838	3,433,557	(13)
Accumulated other comprehensive loss	(280)	(280)		(77,523)	(77,523)	—
Retained earnings (accumulated deficit)	(68,541)	(68,541)		(19,141)	(19,141)	—
Total stockholders’ equity	2,761,089	142,999		3,923,908	3,050,098	3,491,900
Noncontrolling interests—investments	—	—		592,184	514,532	77,652	(14)
Noncontrolling interests—operating partnership	1,553	1,553		31,585	31,585	—	(15)
Total equity	2,762,642	144,552		4,547,677	3,596,215	3,569,552
Total liabilities, redeemable noncontrolling interests and equity	$3,882,321	$809,514		$14,114,702	$11,187,001	$6,000,508
_________________________

(1)	Fair value reflected in the unaudited pro forma condensed consolidated balance sheet was estimated as follows:

(i)
Real estate and related intangibles—based on a discounted cash flow analysis or direct capitalization analysis, and for real estate held for sale, contracted sale price or a sales comparison approach, adjusted for estimated selling costs. The fair value is allocated to tangible assets such as land, building, tenant and land improvements and identified intangibles, such as above- and below-market leases, above- and below market ground lease obligations, in-place lease value and goodwill.

(ii)
Real estate debt investments—determined by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment or based on discounted cash flow projections of principal and interest expected to be collected, which include consideration of borrower or sponsor credit, as well as operating results of the underlying collateral. For certain real estate debt investments considered to be impaired, their carrying value approximates fair value.

(iii)	Private equity funds and investments in unconsolidated ventures—based on the timing and amount of expected future cash flow for income and realization events for underlying assets.

(iv)
Real estate securities—based on quotations from brokers or financial institutions that act as underwriters of the securities, third-party pricing service or discounted cash flow depending on the type of securities.

(v)
Management agreements and related intangible assets—includes NSAM’s management contracts, customer relationships and trade name. The fair value of management contracts and customer relationships represent the discounted excess earnings attributable to the future management fee income from in-place management contracts and to the potential fee income from repeat customers through future sponsored funds, respectively. The fair value of trade name is estimated based on a discounted royalty rate.

(vi)	Mortgage and other notes payable—estimated by discounting expected future cash outlays at interest rates currently available for instruments with similar terms and remaining maturities.

(vii)	Convertible senior notes—based on quoted market prices or recent transactions.

(viii)	Securitization bonds payable and junior subordinated notes—based on quotations from brokers or financial institutions that act as underwriters of the securitized bonds or subordinated notes.

(2)	Fair value excludes assets and liabilities associated with the NRF Sales Initiatives (refer to footnote 3).

(3)	The following table presents the assets and liabilities of NRF as of December 31, 2016, adjusted to reflect the impact of the NRF Sales Initiatives (in thousands):

	Historical	NRF Sales Initiatives(i)	Adjusted Historical
Assets
Cash and cash equivalents	$1,104,950	$1,019,023	$2,123,973
Restricted cash	166,394	(1,280)	165,114
Operating real estate, net	7,397,231	—	7,397,231
Real estate debt investments, net	296,544	—	296,544
Real estate debt investments, held for sale	34,000	—	34,000
Investments in private equity funds	416,919	—	416,919
Investments in unconsolidated ventures	167,778	—	167,778
Real estate securities, available for sale	445,363	—	445,363
Due from affiliates	1,058	—	1,058
Goodwill	43,432	—	43,432
Intangible assets, net	289,568	—	289,568
Assets of properties held for sale(ii)	1,668,305	(2,046,424)	(378,119)
Other assets	185,347	(1,207)	184,140
Total assets	$12,216,889	$(1,029,888)	$11,187,001
Liabilities
Mortgage and other notes payable	$6,290,200	$(29,292)	$6,260,908
Credit facilities and term borrowings	421,584	—	421,584
Convertible senior notes	27,410	—	27,410
Securitization bonds payable	256,544	—	256,544
Junior subordinated notes	194,980	—	194,980
Accounts payable and other liabilities	166,054	17,920	183,974
Due to related parties	874	—	874
Intangible liabilities, net	110,661	—	110,661
Liabilities of properties held for sale	1,291,275	(1,280,896)	10,379
Derivative liabilities, at fair value	123,472	—	123,472
Total liabilities	$8,883,054	$(1,292,268)	$7,590,786
_______________________

(i)	Refer to Note 4.A, NRF Sales Initiatives.

(ii)
Assets of properties held for sale were carried at the lower of cost or fair value in NRF’s historical balance at December 31, 2016, while such assets are reflected at fair value when adjusting NRF sales initiatives from the historical balance.

(4)	The following table presents a summary of the major classes of intangible assets acquired and intangible liabilities assumed as part of the Mergers (in thousands):

	NSAM		NRF		Fair Value Adjustment
Intangible assets	Fair Value	Historical	Fair Value	Historical
Management agreements and related intangibles(i)	$2,590,120	$201,631	$—	$—	$2,388,489
In-place lease values	—	—	132,339	99,728	32,611
Above-market lease values	—	—	377,673	153,146	224,527
Below-market ground lease obligations	—	—	15,412	—	15,412
Other real estate intangible assets	—	—	58,628	36,694	21,934
Total	$2,590,120	$201,631	$584,052	$289,568	$2,682,973

Intangible liabilities
NRF management agreement(i)(a)	$—	$—	$1,930,000	$—	$1,930,000
Below-market lease values	—	—	103,322	108,534	(5,212)
Other real estate intangible liabilities	—	—	16,558	2,127	14,431
Total	$—	$—	$2,049,880	$110,661	$1,939,219
__________________

(i)	NSAM’s management agreements and related intangibles are summarized as follows (in thousands):

	NSAM
	Fair Value	Historical
NSAM
Management agreements with NorthStar Retail Companies and NorthStar Europe(a)	$366,400	$—
Trade name and broker dealer	65,150	—
NRF management agreement(a)	1,930,000	—
Townsend
Customer relationships	209,010	179,091
Performance fees	2,290	5,131
Trade name	17,030	17,276
Proprietary technology	240	133
Total	$2,590,120	$201,631
___________________

(a)
The preliminary fair values were estimated using a discounted cash flow analysis, comparing the existing NSAM management agreements with a range of observable inputs for similar contracts including discount rates ranging between 8.0% and 10.0%. The NRF management agreement represents the off market fair value of such agreement. The NRF management agreement ceased to exist upon completion of the Mergers. The NorthStar Europe management agreement has an indefinite useful life. For definitions of Retail Companies and NorthStar Europe, refer to the Form 10-K.

(5)
NRF has historically elected the fair value option for its investments in private equity funds, certain investments in unconsolidated ventures, real estate securities, securitization bonds payable and junior subordinated notes, where carrying value represents fair value. The adjustment reflects the fair value of certain investments in unconsolidated ventures of NRF and of NSAM carried at historical cost.

(6)	Represents elimination of historical goodwill of NSAM and certain NRF properties and an adjustment for goodwill based on the preliminary purchase price allocation.

(7)
Straight-lining of rent pursuant to the underlying leases associated with the real estate acquired in connection with the Mergers will commence at the effective date of the Mergers; therefore the amount of unbilled rent receivable on the balance sheet as of December 31, 2016 has been eliminated.

(8)	Represents fair value adjustments, including elimination of deferred financing costs.

(9)	The carrying value of NSAM and NRF credit facilities and term borrowings approximate fair value.

(10)	Includes the estimated deferred tax effect of pro forma adjustments using an estimated 40% effective income tax rate.

(11)	Represents special dividend of $228.0 million payable to NSAM stockholders immediately prior to the Mergers which is an assumed liability of Colony NorthStar.

(12)
Represents an adjustment to reflect the fair value of NRF preferred stock which were converted into Colony NorthStar preferred stock upon consummation of the Mergers and form part of merger consideration, as discussed in Note 3, Merger Consideration.

(13)	Adjustment to additional paid-in capital represents the remaining net asset value of NSAM and NRF after adjustments to retained earnings (accumulated deficit) and noncontrolling interests.

(14)
Fair value of noncontrolling interests are derived as their proportionate share of the fair value of net assets attributable to them, with such fair value determined on the same basis as described above.

(15)	Refer to adjustments to noncontrolling interests in operating partnership in Note 4.B. Merger Adjustments, footnote 10.

(16)	NSAM’s historical balance reflects elimination of the carrying value of NSAM’s ownership of 2.7 million shares of NRF common stock. Refer to Note 4.B. Merger Adjustments, footnote 2.

Note 5. Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

D.	NRF Sales Initiatives
The following table presents pro forma adjustments for the year ended December 31, 2016 related to NRF Sales Initiatives. Such adjustments eliminate any activity related to assets sold subsequent to December 31, 2016 or held for sale (in thousands):

	Year Ended December 31, 2016
	Manufactured Housing	Multifamily	Healthcare Portfolio(1)	Industrial Portfolio	Private Equity Portfolio	CRE Debt Investments	CRE Securities	Net Lease	Total NRF Sales Initiatives
Revenues
Rental and tenant reimbursement income	$(197,067)	$(22,492)	$(78,746)	$(27,228)	$—	$—	$—	$(2,827)	$(328,360)
Interest income	(5,924)	—	(5)	(3)	—	(8,405)	(772)		(15,109)
Other income	(5,290)	(1,349)	(1,016)	—	—	—	—		(7,655)
Total revenues	(208,281)	(23,841)	(79,767)	(27,231)	—	(8,405)	(772)	(2,827)	(351,124)
Expenses
Interest expense	(55,698)	(5,791)	(28,422)	(4,897)	—	(393)	—	(1,136)	(96,337)
Property operating expenses	(77,827)	(10,613)	(23,735)	(3,849)	—	—	—	(243)	(116,267)
Other expense—investment and servicing expenses	(458)	(149)	(95)	(785)	—	(42)	—	(14)	(1,543)
Transaction costs	(205)	—	—	—	—	—	—	—	(205)
Provision for loan losses	(322)	—	—	—	—	(2,806)	—	—	(3,128)
Depreciation and amortization	—	—	(27,889)	(5,217)	—	—	—	(633)	(33,739)
Total expenses	(134,510)	(16,553)	(80,141)	(14,748)	—	(3,241)	—	(2,026)	(251,219)
Other income (loss)
Realized gain (loss) on investments and other	5,056	(39,907)	(16,696)	(13,235)	9,889	1,302	5,614	—	(47,977)
Equity in earnings of unconsolidated joint ventures	—	—	—	—	(10,799)	—	—	—	(10,799)
Income tax benefit (expense)	123	—	(18)	—	2,870	(4)	—	—	2,971
Income (loss) from continuing operations	(68,592)	(47,195)	(16,340)	(25,718)	1,960	(3,866)	4,842	(801)	(155,710)
Income (loss) attributable to noncontrolling interests—Investments	—	(3,089)	(14,835)		—	—	—	—	(17,924)
Net income (loss) from continuing operations attributable to common stockholders	$(68,592)	$(44,106)	$(1,505)	$(25,718)	$1,960	$(3,866)	$4,842	$(801)	$(137,786)
___________________________________________

(1)	Includes a portfolio of medical office buildings, a senior housing portfolio, and the healthcare joint venture.

E.	Merger Adjustments
As a result of the Mergers, Colony NorthStar expects estimated annualized synergies of $115 million, consisting of $80 million of cash savings and $35 million of equity-based compensation savings.  The merger adjustments to the unaudited pro forma condensed consolidated statement of operations exclude integration activities or full savings that may result from realization of such future cost savings from operating efficiencies, revenue or other incremental synergies expected to result from the Mergers other than the executive compensation adjustments noted in footnotes (1)(vi) and (1)(vii) below.

(1)	The following table presents a summary of pro forma adjustments related to the Mergers (in thousands):

	Year Ended December 31, 2016
	Colony		NSAM		NRF		Total
Pro Forma Adjustments to Revenues
Fee income	$—		$(186,765)	(i)	$—		$(186,765)
Other income
Dividend income	$—		$(4,342)	(ii)	$—		$(4,342)
Loan origination fee	—		—		(986)	(iv)	(986)
Reimbursement between NSAM and managed companies	—		32,847	(iii)	—		32,847
Total other income	$—		$28,505		$(986)		$27,519
Pro Forma Adjustments to Expenses
Management fee	$—		$—		$(186,765)	(i)	$(186,765)
Transaction costs	$(19,458)	(v)	$(38,366)	(v)	$(15,467)	(v)	$(73,291)
Compensation costs
Reimbursement between NSAM and managed companies	$—		$26,278	(iii)	$—		$26,278
Cash compensation	—		(33,310)	(vi)	(519)	(vi)	(33,829)
Equity-based compensation expense	742	(viii)	78,085	(vi)(vii)	(15,517)	(vi)	63,310
Total compensation costs(ix)	$742		$71,053		$(16,036)		$55,759
Other general and administrative expenses
Loan origination fee	$—		$(986)	(iv)	$—		$(986)
Reimbursement between NSAM and managed companies	—		6,569	(iii)	—		6,569
Total other general and administrative expenses	$—		$5,583		$—		$5,583
___________________________________________

(i)	Represents elimination of management fee income and expense between NSAM and NRF, respectively.

(ii)	Represents elimination of dividend income NSAM received from its ownership of NRF common stock.

(iii)	Represents reclassification of reimbursable expenses incurred on behalf of NSAM’s managed companies (excluding amounts allocated to NRF which do not result in an adjustment).

(iv)	Represents elimination of loan origination fees from NSAM to NRF.

(v)	Represents elimination of merger-related transaction costs incurred for the year ended December 31, 2016.

(vi)
Includes an adjustment to eliminate cash and equity-based compensation related to arrangements entered into by the NSAM executive officers in connection with the Mergers, who agreed to a nominal annual salary of $1 for one year after the Closing Date.

(vii)
Includes the amortization of $120.0 million of replacement equity awards issued to NSAM executives in connection with the Mergers. The amount was determined using the closing price of Colony class A common stock on the grant date of January 10, 2017, adjusted for the exchange ratio, or $14.68 per share, for the 8.2 million restricted shares and LTIP units issued in connection with the Mergers. See Note 6, Pro Forma Shares Outstanding and Earnings Per Share, for additional information.

(viii)
Represents an adjustment to recognize incremental equity-based compensation expense on outstanding Colony equity awards that do not vest upon consummation of the Mergers, at their adjusted fair value, remeasured on the Closing Date.

(ix)	The pro forma compensation expense of $359.9 million for the year ended December 31, 2016 includes $162.7 million of equity-based compensation expense.

(2)	The following table summarizes adjustments to interest expense (in thousands):

	Year Ended December 31, 2016
Adjustments to interest expense:	NSAM	NRF	Total
Interest expense on corporate borrowings(i)	$(21,958)	$(21,752)	$(43,710)
Amortization of deferred financing costs	(3,956)	(5,491)	(9,447)
Total	$(25,914)	$(27,243)	$(53,157)
___________________________________________
(i) NSAM and NRF corporate borrowings were paid off and terminated in connection with the Mergers.

(3)	Represents elimination of historical unrealized losses related to NSAM’s ownership of NRF common stock.

(4)
Represent adjustments to eliminate equity in earnings from sale of NSAM’s interest in Island Hospitality Management Inc. in connection with the Mergers and to record interest income as it was sold for a note receivable of $28.5 million that matures in January 2027 at a fixed 8% interest rate.

(5)	Represents the income tax effect of pro forma adjustments related to the Mergers, calculated using an estimated 40% effective income tax rate on assets held in taxable REIT subsidiaries.

(6)	The following table summarizes adjustments to noncontrolling interests in the operating partnership (in thousands):

Adjustments to noncontrolling interests-operating partnership:	Year Ended December 31, 2016
Allocation to noncontrolling interests-Colony NorthStar operating partnership(i)	$(27,660)
Elimination of NRF operating partnership(ii)	2,904
Total	$(24,756)
___________________________________________

(i)
Represents an adjustment to allocate the pro forma ownership interest of Colony NorthStar of 5.8%. Refer to Note 4.B, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Merger Adjustments, footnote 10 for additional information.

(ii)	Represents elimination of the noncontrolling interests in NRF LP. In connection with the Mergers, NRF LP merged with NRF, converting noncontrolling LTIP unit interests into common stock.

F.	Fair Value Adjustments

(7)	The following table presents a summary of adjustments related to NRF’s amortization of above and below-market leases based on remaining lease terms ranging from one to 29 years (in thousands):

Adjustments to amortization of above/below market leases:	Year Ended December 31, 2016
Remove historical amortization	$6,346
Amortization based on fair value	21,015
Total	$27,361

(8)
The following table presents a summary of adjustments to interest expense related to the fair value of NRF’s convertible senior notes, securitization bonds payable and mortgage and other notes payable amortized over the respective remaining term of each borrowing (in thousands):

Adjustments to interest expense:	Year Ended December 31, 2016
Convertible senior notes	$(147)
Mortgage and other notes payable	(3,902)
Total	$(4,049)

(9)
Represents adjustments to remove historical amortization of NRF’s below-market ground lease and straight-line ground rent of $0.5 million for the year ended December 31, 2016 and include $2.5 million of amortization based on fair values.

(10)
The following table presents a summary of adjustments to depreciation and amortization based on useful lives of operating real estate and lease terms of real estate intangible assets ranging from four to 40 years, as well as useful lives of investment management intangible assets ranging from three to 30 years (in thousands):

	Year Ended December 31, 2016
Adjustments to depreciation and amortization:	NSAM	NRF	Total
Remove historical depreciation and amortization	$(10,020)	$(304,196)	$(314,216)
Depreciation and amortization based on fair value	41,147	332,322	373,469
Total	$31,127	$28,126	$59,253

(11)
Represents the share of pro forma adjustments to interest, depreciation and amortization expense attributable to noncontrolling interests in investment entities based upon their respective ownership in each venture, as a result of fair value adjustments to assets and liabilities.

Note 6.    Pro Forma Shares Outstanding and Earnings Per Share
Shares, Units and RSUs Outstanding
The following table presents a summary of pro forma shares, OP units, LTIPs and RSUs outstanding at the effective time of the Mergers (in thousands):

	Colony	NSAM	NRF	Total Colony NorthStar(5)
Shares of Colony NorthStar common stock—pro forma basis(1)	168,613	190,739	198,403	557,755
OP units and LTIP units(2)	30,296	556	—	30,852
RSUs(3)	—	500	275	775
LTIP units issued in connection with the Mergers(4)				3,506
Restricted stock issued in connection with the Mergers(4)				4,670
Total				597,558
___________________________________________

(1)
Refer to Note 4.B, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Merger Adjustments, footnote 9. Includes shares of both class A and class B pro forma Colony NorthStar common stock.

(2)	Represents OP units and LTIP units outstanding immediately prior to Closing Date.

(3)	Represents non-employee RSU awards that do not vest upon consummation of the Mergers, after giving effect to the NRF exchange ratio.

(4)
Represents LTIP units and restricted stock issued as replacement equity awards to NSAM’s executives in connection with the Mergers. The shares and units issued for such awards were based on the volume weighted average price of Colony NorthStar common stock over the first five trading days immediately following the closing of the Mergers, subject to a per share floor of $15.00. Actual shares and units issued were based upon the per share floor of $15.00. See Note 5.E. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Merger Adjustments, footnote (1)(vii). An aggregate 4,669,518 shares of restricted stock and 3,506,387 LTIP units were issued and will vest on the one year anniversary of the Closing Date.

(5)	Excludes shares that were issued in connection with retention plans subsequent to the Mergers.
Earnings (Loss) Per Share
The following table presents pro forma basic and diluted earnings (loss) per share after giving effect to the pro forma adjustments to the unaudited consolidated statement of operations (in thousands, except for per share data):

Pro forma earnings per share:	Year Ended December 31, 2016
Numerator:
Net loss from continuing operations attributable to common stockholders	$(243,809)
Net income allocated to participating securities(i)	(11,098)
Net loss from continuing operations allocated to common stockholders—basic and diluted	$(254,907)
Denominator:
Weighted average number of shares outstanding—basic and diluted	549,458
Earnings (loss) per share:
Net loss from continuing operations attributable to common stockholders per share—basic and diluted	$(0.46)
___________________________________________

(i)
Represents the total amount of nonforfeitable dividend participation allocated to participating securities, which include unvested restricted stock and LTIPs, using an assumed annualized dividend rate of $1.08 per share.

The following table presents pro forma basic and diluted weighted average shares outstanding for the year ended December 31, 2016 (in thousands, except for exchange ratios):

Weighted average shares	Colony	NSAM	NRF	Pro Forma Colony NorthStar
Historical weighted average shares—basic	112,235	183,327	180,590
NSAM executive officers equity-based awards vested upon the Mergers and converted into common stock, net(i)	—	2,993	837
NRF LTIP units converted to common stock(ii)	—	—	1,855
Shares of NRF common stock owned by NSAM canceled upon the Mergers	—	—	(2,700)
Adjusted basic weighted average shares of common stock prior to the Mergers	112,235	186,320	180,582
Exchange ratio	1.4663	1.0000	1.0996
Pro forma weighted average shares of Colony NorthStar common stock—basic and diluted(iii)	164,570	186,320	198,568	549,458
___________________________________________

(i)
Represents an adjustment related to NSAM and NRF executive equity-based awards that vested upon the Mergers and converted into class A common stock, net of forfeitures, estimated shares withheld for tax and adjustments due to timing. The adjustment assumes such awards converted to common stock on January 1, 2016, the beginning of the earliest period presented. The adjustment related to NSAM includes 3.0 million executive equity-based shares (10.6 million shares issued net of 4.0 million shares forfeited and 3.7 million shares retired upon vesting for tax withholding) and 0.1 million shares due to timing. The adjustment related to NRF includes 0.8 million executive equity-based shares (2.9 million issued net of 1.1 million shares forfeited and 1.0 million shares retired upon vesting for tax withholding) and an immaterial amount due to timing.

(ii)	In connection with the Mergers, NRF LP merged into NRF resulting in existing LTIP units converted into common stock.

(iii)
Excluded from the calculation of diluted loss per share are the effects of convertible senior notes and RSUs as they would be antidilutive. Also excluded from the calculation are the effects of redemption of OP units and LTIP units outstanding or issued in connection with the Mergers which may be redeemed for Class A common shares currently or upon vesting. Since they are redeemable on a one-for-one basis, they are not dilutive to the calculation of earnings per share.